                          INVESTMENT ADVISORY CONTRACT


THIS AGREEMENT, made this 27th day of March, 1987, between SECURITY INCOME FUND, a Kansas corporation (hereinafter referred to as the "Fund"), and SECURITY MANAGEMENT COMPANY, a Kansas corporation (hereinafter referred to as the "Management Company"),

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end management investment company registered under the Federal Investment Company Act of 1940; and

WHEREAS, the Fund is authorized to issue shares of capital stock in separate Series, with each such Series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund currently offers shares in three separate series designated the Corporate Bond Series, the U.S. Government Series, and the High Yield Series (the "Series"), such series together with all other series subsequently established by the Fund with respect to which the Fund desires to retain the Management Company to render investment advisory services hereunder and with respect to which the Management Company is willing so to do, being herein collectively referred to as the "Series", and

WHEREAS, the Management Company is willing to provide investment research and advice to the Fund on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual agreements made herein, the parties hereto agree as follows:

1. EMPLOYMENT OF MANAGEMENT COMPANY. The Fund hereby employs the Management Company to act as investment adviser to each Series of the Fund with respect to the investment of its assets, and to supervise and arrange the purchase of securities for and the sale of securities held in the portfolios of the Series of the Fund, subject always to the supervision of the Board of Directors of the Fund, during the period and upon and subject to the terms and conditions herein set forth. The Management Company hereby accepts such employment and agrees to perform the services required by this Agreement for the compensation herein provided.

    In the event the Fund establishes additional series with respect to which it desires to retain the Management Company to render investment advisory services hereunder, it shall notify the Management Company in writing. If the Management Company is willing to render such services it shall notify the Fund in writing, whereupon such series shall become a Series subject to the terms and conditions hereunder, and to such amended or additional provisions as shall be specifically agreed to by the Fund and the Management Company in accordance with applicable law.

2. INVESTMENT ADVISORY DUTIES. The Management Company shall regularly provide each Series of the Fund with investment research, advice and supervision, continuously furnish an investment program and recommend that securities shall be purchased and sold and what portion of the assets of each series shall be held uninvested and shall arrange for the purchase of securities and other investments for and the sale of securities and other investments held in the portfolio of each Series. All investment advice furnished by the Management Company to each Series under this Section 2 shall at all times conform to any requirements imposed by the provisions of the Fund's Articles of Incorporation and Bylaws, the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, any other applicable provisions of law, and the terms of the registration statements of the Fund under the Securities Act of 1933 and the Investment Company Act of 1940, all as from time to time amended. The Management Company shall advise and assist the officers or other agents of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of the Fund's Board of Directors (and any duly appointed committee thereof) with regard to the foregoing matters and the general conduct of the Fund's business.

3.  PORTFOLIO TRANSACTIONS AND BROKERAGE.

    (a) Transactions in portfolio securities shall be effected by the Management Company, through brokers or otherwise, in the manner permitted in this Section 3 and in such manner as the Management Company shall deem to be in the best interests of the Fund after consideration is given to all relevant factors.

    (b) In reaching a judgment relative to the qualification of a broker to obtain the best execution of a particular transaction, the Management Company may take into account all relevant factors and circumstances, including the size of any contemporaneous market in such securities; the importance to the Fund of speed and efficiency of execution; whether the particular transaction is part of a larger intended change in portfolio position in the same securities; the execution capabilities required by the circumstances of the particular transaction; the capital required by the transaction; the overall capital strength of the broker; the broker's apparent knowledge of or familiarity with sources from or to whom such securities may be purchased or sold; as well as the efficiency, reliability and confidentiality with which the broker has handled the execution of prior similar transactions.

    (c)  Subject  to any  statements  concerning  the  allocation  of  brokerage contained in the Fund's prospectus or statement of additional information, the Management Company is authorized to direct the execution of portfolio transactions for the Fund to brokers who furnish investment information or research service to the Management Company. Such allocation shall be in such amounts and proportions as the Management Company may determine. If the transaction is directed to a broker providing brokerage and research services to the Management Company, the commission paid for such transaction may be in excess of the commission another broker would have charged for effecting that transaction, if the Management Company shall have determined in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either that particular transaction or the overall responsibilities of the Management Company with respect to all accounts as to which it now or hereafter exercises investment discretion. For purposes of the immediately preceding sentence, "providing brokerage and research services" shall have the meaning generally given such terms or similar terms under Section 28(e)(3) of the Securities Exchange Act of 1934, as amended.

    (d) In the selection of a broker for the execution of any transaction not subject to fixed commission rates, the Management Company shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate to be applicable to such transaction, or to select any broker solely on the basis of its purported or "posted" commission rates.

    (e) In connection with transactions on markets other than national or regional securities exchanges, the Fund will deal directly with the selling principal or market maker without incurring charges for the services of a broker on its behalf unless, in the best judgment of the Management Company, better price or execution can be obtained in utilizing the services of a broker.

4. ALLOCATION OF EXPENSES AND CHARGES. The Management Company shall provide investment advisory, statistical and research facilities and all clerical services relating to research, statistical and investment work, and shall provide for the compilation and maintenance of such records relating to these functions as shall be required under applicable law and the rules and regulations of the Securities and Exchange Commission. The Management Company will also provide the Fund with a president, a chief financial officer, and a secretary, subject to the approval of the Board of Directors, and will pay the salaries and expenses of such officers of the Fund who are also directors, officer or employees of the Management Company.

    Other than as specifically indicated in the preceding sentences, the Management Company shall not be required to pay any expenses of the Fund, and in particular, but without limiting the generality of the foregoing, the Management Company shall not be required to pay office rental or general administrative expenses; Board of Directors' fees; legal, auditing and accounting expenses; insurance premiums; broker's commissions; taxes and governmental fees and any membership dues; fees of custodian, transfer agent, registrar and dividend disbursing agent (if any); expenses of obtaining quotations on the Fund's portfolio securities and pricing of the Fund's shares; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares of the Fund's capital stock; costs and expenses in connection with the registration of the Fund's capital stock under the Securities Act of 1933 and qualification of the Fund's capital stock under the Blue Sky laws of the states where such stock is offered; costs and expenses in connection with the registration of the Fund under the Investment Company Act of 1940 and all periodic and other reports required thereunder; expenses of preparing, printing and distributing reports, proxy statements, prospectuses, statements or additional information, notices and distributions to stockholders; costs of stationery; costs of stockholder and other meetings;

    expenses of maintaining the Fund's corporate existence; and such nonrecurring expenses as may arise including litigation affecting the Fund and the legal obligations the Fund may have to indemnify its officers and directors.

5.  COMPENSATION OF MANAGEMENT COMPANY.

    (a) As compensation for the services rendered by the Management Company as provided herein, for each of the Fund's fiscal years this Agreement is in effect, the Fund shall pay the Management Company an annual fee equal to .5 percent of the average daily closing value of the net assets of each Series computed on a daily basis. Such fee shall be adjusted and payable monthly. If this Agreement shall be effective for only a portion of a year in which a fee is owed for any Series, then the Management Company's compensation for said year shall be prorated for such portion. For purposes of this Section 5, the value of the net assets of the Series shall be computed in the same manner as the value of such net assets is computed in connection with the determination of the net asset value of the shares of the Fund as described in the Fund's Prospectus and Statement of Additional Information. The net asset value of each Series shall be included in and comprise a part of the net assets of the Fund for purposes of determining said fee under this Section.

    (b) For each of the Fund's full fiscal years this Agreement remains in force, the Management Company agrees that if the total annual expenses of each Series of the Fund, exclusive of interest and taxes and extraordinary expenses (such as litigation), but inclusive of the Management Company's compensation, exceed any expense limitation imposed by state securities law or regulation in any state in which shares of the Fund are then qualified for sale, as such regulations may be amended from time to time, the Management Company will contribute to such Series such funds or to waive such portion of its fee, adjusted monthly as may be requisite to insure that such annual expenses will not exceed any such limitation. If this Contract shall be effective for only a portion of one of the Series' fiscal years, then the maximum annual expenses shall be prorated for such portion. Brokerage fees and commissions incurred in connection with the purchase or sale of any securities by a Series shall not be deemed to be expenses with the meaning of this paragraph (b).

6. MANAGEMENT COMPANY NOT TO RECEIVE COMMISSIONS. In connection with the purchase or sale of portfolio securities for the account of the Fund, neither the Management Company nor any officer or director of the Management Company shall act as principal or receive any compensation from the Fund other than its compensation as provided for in Section 5 above. If the Management Company, or any "affiliated person" (as defined in the Investment Company Act of 1940) receives any cash, credits, commissions or tender fees from any person in connection with transactions in the Fund's portfolio securities (including but not limited to the tender or delivery of any securities held in the Fund's portfolio), the Management Company shall immediately pay such amount to the Fund in cash or as a credit against any then earned but unpaid management fees due by the Fund to the Management Company.

7. LIMITATION OF LIABILITY OF MANAGEMENT COMPANY. So long as the Management Company shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, the Management Company shall not be liable for any errors of judgment or mistake of law, or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security on its recommendation, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, if such recommendation shall have been made and such other individual, firm or corporation shall have been selected with due care and in good faith. Nothing herein contained shall, however, be construed to protect the Management Company against any liability to the Fund or its security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. As used in this Section 7, "Management Company" shall include directors, officers and employees of the Management Company, as well as that corporation itself.

8. OTHER ACTIVITIES NOT RESTRICTED. Nothing in this Agreement shall prevent the Management Company or any officer thereof from acting as investment adviser for any other person, firm, or corporation, nor shall it in any way limit or restrict the Management Company or any of its directors, officers, stockholders or employees from buying, selling, or trading any securities for its own accounts or for the accounts of others for whom it may be acting; provided, however, that the Management Company expressly represents that it will undertake no activities which, in its judgment, will conflict with the performance of its obligations to the Fund under this Agreement. The Fund acknowledges that the Management Company acts as investment adviser to other investment companies, and it expressly consents to the Management Company acting as such; provided, however, that if in the opinion of the Management Company, particular securities are consistent with the investment objectives of, and are desirable purchases or sales for the portfolios of one or more Series and one or more of such other investment companies or series of such companies at approximately the same time, such purchases or sales will be made on a proportionate basis if feasible, and if not feasible, then on a rotating or other equitable basis.

9. DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become effective on March 27, 1987, provided that on that date it is approved by the holders of a majority of the outstanding voting securities of each Series of the Fund. This Agreement shall continue in force until April 1, 1988, and for successive 12-month periods thereafter, unless terminated, provided each such continuance is specifically approved at least annually by (a) the vote of a majority of the entire Board of Directors of the Fund, and the vote of a majority of the directors of the Fund who are not parties to this Agreement or interested persons (as such terms are defined in the Investment Company Act of 1940) of any such party cast in person at a meeting of such directors called for the purpose of voting upon such approval, or (b) by the vote of the holders of a majority of the outstanding voting securities of each series of the Fund (as defined in the Investment Company Act of 1940). In the event a majority of the outstanding shares of one series vote for continuance of the Advisory Contract, it will be continued for that series even though the Advisory Contract is not approved by either a majority of the outstanding shares of any other series or by a majority of outstanding shares of the Fund. Upon this Agreement becoming effective, any previous agreement between the Fund and the Management Company providing for investment advisory and management services shall concurrently terminate, except that such termination shall not affect fees accrued and guarantees of expenses with respect to any period prior to termination.

    This Agreement may be terminated at any time as to any series of the Fund, without payment of any penalty, by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of that series of the Fund, or by the Management Company, upon 60 days' written notice to the other party.

    This  Agreement   shall   automatically   terminate  in  the  event  of  its
    "assignment" (as defined in the Investment Company Act of 1940).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

ATTEST:                                      SECURITY INCOME FUND

            Amy J. Lee                    By:        Michael J. Provines
-----------------------------------          -----------------------------------
Title:  Secretary                                         President

ATTEST:                                      SECURITY MANAGEMENT COMPANY

            Amy J. Lee                    By:        Michael J. Provines
-----------------------------------          -----------------------------------
Title:  Secretary                                         President

Please note that this Agreement was re-executed October 21, 1991, to correct a typographical error.

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT


WHEREAS, Security Income Fund (the "Fund") and Security Management Company (the "Management Company") are parties to an Investment Advisory Contract dated March 27, 1987 (the "Agreement"), under which the Management Company agrees to provide investment research and advice to the Fund in return for the compensation specified in the Agreement;

WHEREAS, Security Income Fund currently offers its shares in two series, the Corporate Bond Series and the U.S. Government Series (hereinafter collectively referred to as the "Series");

WHEREAS, effective October 19, 1993, the Fund will offer its shares in two Classes, Class A shares, which are currently being offered, and a new class, Class B shares;

WHEREAS, the Fund has adopted a Distribution Plan with respect to its Class B shares and, as a result, such shares are subject to distribution fees to which Class A shares are not subject;

WHEREAS, the distribution fees associated with Class B shares require the amendment of the Agreement relative to that class of shares;

WHEREAS, on October 1, 1993, the initial Class B shareholder of each Series of the Fund approved such amendment to this Agreement;

WHEREAS, the changes to the Agreement which are contemplated by this Amendment do not affect the interests of Class A shareholders of the Fund;

NOW, THEREFORE, the Fund and the Management Company hereby amend the Investment Advisory Contract, dated March 27, 1987, effective October 1, 1993, as follows:

A. The Management Company agrees to provide investment research and advice, to the Fund pursuant to the terms and conditions set forth in the Agreement, as amended in section B below.

B. Section 5(b) of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

    (b) For each of the Fund's full fiscal years this Agreement remains in force, the Management Company agrees that if the total annual expenses of each Series of the Fund, exclusive of interest and taxes, extraordinary expenses (such as litigation), and distribution fees paid under the Fund's Class B Distribution Plan, but inclusive of the Management Company's compensation, exceed any expense limitation imposed by state securities law or regulation in any state in which shares of the Fund are then qualified for sale, as such regulations may be amended from time to time, the Management Company will contribute to such Series such funds or waive such portion of its fee, adjusted monthly as may be requisite to insure that such annual expenses will not exceed any such limitation. If this Contract shall be effective for only a portion of one of the Series' fiscal years, then the maximum annual expenses shall be prorated for such portion. Brokerage fees and commissions incurred in connection with the purchase or sale of any securities by a Series shall not be deemed to be expenses with the meaning of this paragraph
         (b).

IN WITNESS WHEREOF, the parties hereto have made this Amendment to the Investment Advisory Contract this 1st day of October 1993.

ATTEST:                                      SECURITY INCOME FUND

            Amy J. Lee                    By:        Michael J. Provines
-----------------------------------          -----------------------------------
       Amy J. Lee, Secretary                             President

ATTEST:                                      SECURITY MANAGEMENT COMPANY

            Amy J. Lee                    By:        Michael J. Provines
-----------------------------------          -----------------------------------
       Amy J. Lee, Secretary                             President

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT


WHEREAS, Security Income Fund (the "Fund") and Security Management Company (the "Management Company") are parties to an Investment Advisory Contract dated March 27, 1987, as amended (the "Advisory Contract"), under which the Management Company agrees to provide investment research, advice and supervision and business management services to the Fund in return for the compensation specified in the Advisory Contract:

WHEREAS, on October 21, 1994, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the Limited Maturity Bond Series, in addition to its presently offered series of common stock of Corporate Bond Series and U.S. Government Series;

WHEREAS, on October 21, 1994, the Board of Directors of the Fund further authorized the Fund to offer shares of the Limited Maturity Bond Series in two classes, designated Class A shares and Class B shares;

WHEREAS, on October 21, 1994, the Board of Directors of the Fund approved the amendment of the Advisory Contract to provide that the Management Company would provide investment advisory and business management services to each class of common stock of the Limited Maturity Bond Series of the Fund under the terms and conditions of the Advisory Contract; and

WHEREAS, on December 30, 1994, the initial shareholder of the Limited Maturity Bond Series approved such amendment to the Advisory Contract;

NOW, THEREFORE BE IT RESOLVED, that the Fund and the Management Company hereby amend the Advisory Contract, to provide that the Management Company shall provide all investment advisory services, and each of the Management Company and the Fund shall fulfill all of their respective obligations under the Advisory Contract, as to each Series of the Fund, including the Limited Maturity Bond Series.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Investment Advisory Contract this 30th day of December 1994.

ATTEST:                                      SECURITY INCOME FUND

            Amy J. Lee                    By:        John D. Cleland
-----------------------------------          -----------------------------------
       Amy J. Lee, Secretary                     John D. Cleland, President

ATTEST:                                      SECURITY MANAGEMENT COMPANY

            Amy J. Lee                    By:        Jeffrey B. Pantages
-----------------------------------          -----------------------------------
       Amy J. Lee, Secretary                   Jeffrey B. Pantages, President

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT


WHEREAS, Security Income Fund (the "Fund") and Security Management Company (the "Management Company") are parties to an Investment Advisory Contract dated March 27, 1987, as amended (the "Advisory Contract"), under which the Management Company agrees to provide investment research, advice and supervision and business management services to the Fund in return for the compensation specified in the Advisory Contract;

WHEREAS, on February 3, 1995, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the Global Aggressive Bond Series, in addition to its presently offered series of common stock of Corporate Bond Series, Limited Maturity Bond Series and U.S. Government Series;

WHEREAS, on February 3, 1995, the Board of Directors of the Fund further authorized the Fund to offer shares of the Global Aggressive Bond Series in two classes, designated Class A shares and Class B shares;

WHEREAS, on February 3, 1995, the Board of Directors of the Fund approved the amendment of the Advisory Contract to provide that the Management Company would provide investment advisory and business management services to each class of common stock of the Global Aggressive Bond Series of the Fund under the terms and conditions of the Advisory Contract; and

WHEREAS, on April 18, 1995, the initial shareholder of the Global Aggressive Bond Series approved such amendment to the Advisory Contract;

NOW, THEREFORE BE IT RESOLVED, that the Fund and the Management Company hereby amend the Advisory Contract, dated March 27, 1987, as follows, effective May 1, 1995:

Paragraph 5(a) shall be amended as follows (new language underlined):

5.  COMPENSATION OF MANAGEMENT COMPANY

    a) As compensation for the services to be rendered by the Management Company as provided for herein, for each of the years this Agreement is in effect, the Fund shall pay the Management Company an annual fee equal to .75 PERCENT OF THE AVERAGE DAILY CLOSING VALUE OF THE NET ASSETS OF GLOBAL AGGRESSIVE BOND SERIES OF THE FUND, and .50 percent of the average daily closing value of the net assets of Corporate Bond Series, Limited Maturity Bond Series, and U.S. Government Series of the Fund, computed on a daily basis. Such fee shall be adjusted and payable monthly. If this Agreement shall be effective for only a portion of a year, then the Management Company's compensation for said year shall be prorated for such portion. For purposes of this Section 5, the value of the net assets of each such Series shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Investment Advisory Contract this 28 day of April, 1995.

ATTEST:                                      SECURITY INCOME FUND

            Amy J. Lee                    By:        John D. Cleland
-----------------------------------          -----------------------------------
       Amy J. Lee, Secretary                     John D. Cleland, President

ATTEST:                                      SECURITY MANAGEMENT COMPANY

            Amy J. Lee                    By:        Jeffrey B. Pantages
-----------------------------------          -----------------------------------
       Amy J. Lee, Secretary                   Jeffrey B. Pantages, President

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT


WHEREAS, Security Income Fund (the "Fund") and Security Management Company (the "Management Company") are parties to an Investment Advisory Contract dated March 27, 1987, as amended (the "Advisory Contract"), under which the Management Company agrees to provide investment research, advice and supervision and business management services to the Fund in return for the compensation specified in the Advisory Contract;

WHEREAS, on May 3, 1996, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the High Yield Series, in addition to its presently offered series of common stock of Corporate Bond Series, U.S. Government Series, Limited Maturity Bond Series, and Global Aggressive Bond Series;

WHEREAS, on May 3, 1996, the Board of Directors of the Fund further authorized the Fund to offer shares of the High Yield Series in two classes, designated Class A shares and Class B shares;

WHEREAS, on May 3, 1996, the Board of Directors of the Fund approved the amendment of the Advisory Contract to provide that the Management Company would provide investment advisory and business management services to each class of common stock of the High Yield Series of the Fund under the terms and conditions of the Advisory Contract; and

WHEREAS, this amendment to the Advisory Contract is subject to the approval of the initial shareholder of the High Yield Series.

NOW, THEREFORE BE IT RESOLVED, that the Fund and the Management Company hereby amend the Advisory Contract, dated March 27, 1987, as amended as follows, effective July 1, 1996:

Paragraph 5(a) shall be amended as follows (new language underlined):

5.  COMPENSATION OF MANAGEMENT COMPANY

    a) As compensation for the services to be rendered by the Management Company as provided for herein, for each of the years this Agreement is in effect, the Fund shall pay the Management Company an annual fee equal to .60 PERCENT OF THE AVERAGE DAILY CLOSING VALUE OF THE NET ASSETS OF HIGH YIELD SERIES OF THE FUND, .75 percent of the average daily closing value of the net assets of Global Aggressive Bond Series of the Fund, and .50 percent of the average daily closing value of the net assets of Corporate Bond Series, Limited Maturity Bond Series, and U.S. Government Series of the Fund, computed on a daily basis. Such fee shall be adjusted and payable monthly. If this Agreement shall be effective for only a portion of a year, then the Management Company's compensation for said year shall be prorated for such portion. For purposes of this Section 5, the value of the net assets of each such Series shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Investment Advisory Contract this 13th day of May, 1996.

                                         SECURITY INCOME FUND

                                         By:           John D. Cleland
                                             -----------------------------------
                                                 John D. Cleland, President

ATTEST:

Amy J. Lee
-----------------------------------
       Amy J. Lee, Secretary

                                         SECURITY MANAGEMENT COMPANY

                                         By:         Jeffrey B. Pantages
                                             -----------------------------------
                                               Jeffrey B. Pantages, President

ATTEST:

Amy J. Lee
-----------------------------------
       Amy J. Lee, Secretary

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT


WHEREAS, Security Income Fund (the "Fund") and Security Management Company (the "Management Company") are parties to an Investment Advisory Contract, dated March 27, 1987, as amended (the "Advisory Contract"), under which the Management Company agrees to provide investment research, advice and supervision and business management services to the Fund in return for the compensation specified in the Advisory Contract;

WHEREAS, on October 31, 1996, the operations of the Management Company, a Kansas corporation, will be transferred to Security Management Company, LLC ("SMC, LLC"), a Kansas limited liability company; and

WHEREAS, SMC, LLC desires to assume all rights, duties and obligations of the Management Company under the Advisory Contract.

NOW THEREFORE, in consideration of the premises and mutual agreements made herein, the parties hereto agree as follows:

1. The Advisory Contract is hereby amended to substitute SMC, LLC for Security Management Company, with the same effect as though SMC, LLC were the originally named management company, effective November 1, 1996;

2. SMC, LLC agrees to assume the rights, duties and obligations of Security Management Company pursuant to the terms of the Advisory Contract.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Advisory Contract this 1st day of November, 1996.

SECURITY INCOME FUND                    SECURITY MANAGEMENT COMPANY, LLC

By:  JOHN D. CLELAND                    By:  JAMES R. SCHMANK
     ------------------------------          -----------------------------------
     John D. Cleland, President              James R. Schmank, President

ATTEST:                                 ATTEST:

AMY J. LEE                              AMY J. LEE
-----------------------------------     ----------------------------------------
Amy J. Lee, Secretary                   Amy J. Lee, Secretary